                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No's. 33-4043, 33-26942, 33- 38811, 33-42983, and
33-75888) of Salick Health Care, Inc. of our report dated November 6, 1996 appearing on page 51 of this Form 10-K.


/s/  Price Waterhouse LLP

PRICE WATERHOUSE LLP
Los Angeles, California

November 27, 1996



                                   EXHIBIT 23




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